Calculation of Filing Fee Tables
S-8
Oddity Tech Ltd
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A ordinary shares, par value NIS 0.001 per share	Other	8,513,503	$ 9.92	$ 84,453,949.76	0.0001381	$ 11,663.09
Total Offering Amounts:						$ 84,453,949.76		$ 11,663.09
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 11,663.09
Offering Note
[1]	Note to Amount Registered: (1) Represents 8,513,503 additional Class A ordinary shares, par value NIS 0.001 per share ("Class A ordinary shares"), of ODDITY Tech Ltd. (the "Registrant") reserved for issuance under the ODDITY Tech Ltd. 2023 Incentive Award Plan (the "2023 Plan") as a result of automatic annual share reserve increases that occurred on January 1, 2024, 2025 and 2026 pursuant to an annual increase provision described in Sections 4.1 and 11.25 of the 2023 Plan. Note to Amount Registered: (2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional Class A ordinary shares that become issuable under the 2023 Plan by reason of any share dividend, share split, recapitalization or other similar transaction that results in an increase in the number of the outstanding Class A ordinary shares. Note to Proposed Maximum Offering Price Per Unit and Maximum Aggregate Offering Price: (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of the Registrant's Class A ordinary share as reported on The Nasdaq Global Market on June 3, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources